Exhibit 99.1

MetaVia Reports Year End 2025 Financial Results and Provides Corporate Update

48 mg Phase 1 Data Demonstrate Potential Best-in-Class Profile for DA-1726 with 9.1% Weight Loss, Improved Glucose Control and Direct Liver Benefit

Planned Phase 1 Part 3 16-Week Titration Study to Evaluate 48 mg (1-Step) and 64 mg (2-Step) Regimen Receives IRB Approval; Initiation Expected in April of 2026 with Data Anticipated in the Fourth Quarter

$10.3 Million in Cash and Cash Equivalents at End of Year and Proceeds From January 2026 Public Offering is Expected to Fund the Company Into the Fourth Quarter of 2026

CAMBRIDGE, Mass., March 26, 2026 – MetaVia Inc. (Nasdaq: MTVA), a clinical-stage biotechnology company focused on transforming cardiometabolic diseases, today announced financial results for the year ended December 31, 2025, and provided a corporate strategic update.

“We made significant progress advancing our cardiometabolic portfolio during the year, punctuated by the positive data, released in January of this year, from the Phase 1 extended 8-week, non-titrated 48 mg cohort of lead asset DA-1726, a novel, dual oxyntomodulin (OXM) analog agonist that functions as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR), for the treatment of obesity and related metabolic disorders,” stated Hyung Heon Kim, Chief Executive Officer of MetaVia. “These results demonstrated robust early weight loss, statistically significant reductions in waist circumference, strong improvements in glucose control, and meaningful reductions in liver stiffness, all achieved without titration and with a favorable safety and tolerability profile. We believe this combination of weight loss, glycemic control, direct hepatic benefit and tolerability meaningfully differentiates DA-1726 and supports its potential to deliver a best-in-class profile in obesity and broader cardiometabolic disease. Importantly, DA-1726 is supported by a growing intellectual property estate comprising 39 granted and pending patents in the United States and internationally, providing protection at least through 2041.”

“On the heels of the positive Phase 1 data, we strengthened our balance sheet in January with gross proceeds of $9.3 million from an underwritten public offering, providing additional capital to advance the DA-1726 program. Having recently received Institutional Review Board (IRB) approval from the Clinical Pharmacology of Miami, we expect to initiate dosing in our Phase 1 Part 3, 16-week titration studies evaluating escalation to 48 mg in a single step and 64 mg using a two-step regimen in April, with data anticipated in the fourth quarter of 2026.”

Mr. Kim continued, “Beyond DA-1726, we continued to advance vanoglipel (DA-1241), a novel G-Protein-Coupled Receptor 119 (GPR119) agonist, with the presentation of positive Phase 2a data at the American Association for the Study of Liver Diseases (AASLD) The Liver Meeting® 2025, highlighting clinically meaningful improvements in glucose control, liver health and plasma lipidomic profiles over 16 weeks. In parallel, results from our collaboration with Syntekabio using the DeepMatcher® artificial intelligence (AI) platform confirmed strong inflammatory and cardiometabolic target engagement, further supporting development of vanoglipel in MASH and, potentially, in type 2 diabetes. We believe both programs position MetaVia at the forefront of next-generation cardiometabolic innovation as we move into 2026.”

Fourth Quarter 2025 and Subsequent Highlights

●	March 2026: Received IRB approval from Clinical Pharmacology of Miami for the Phase 1 Part 3 16-week titration study of DA-1726, enabling higher-dose evaluation in obese, otherwise healthy adults.
●	March 2026: Announced a comprehensive global intellectual property portfolio supporting vanoglipel with 48 granted and pending patents across three patent families in the U.S., Europe, Japan, China and other countries, providing protection into 2035, unless extended further. Exclusively licensed from Dong-A ST Co., Ltd., the patent portfolio provides broad protection for vanoglipel itself, how it is manufactured, and its potential use across a range of serious metabolic and liver conditions.
●	February 2026: Strengthened global intellectual property position for DA-1726 with 39 granted and pending patents in the U.S. and internationally, providing protection through at least 2041, unless extended further. Exclusively licensed from Dong-A ST Co., Ltd., the portfolio broadly covers DA-1726’s novel peptide structure, its long-acting dual-incretin design, and therapeutic use across obesity, metabolic disease, and related cardiometabolic conditions.
●	February 2026: Announced positive AI-modeling results from the ongoing collaboration with Syntekabio, Inc., an AI-driven drug discovery company, leveraging their proprietary DeepMatcher® platform. The results confirmed vanoglipel’s strong inflammatory and cardiometabolic target engagement, supporting development in MASH and, potentially, type 2 diabetes.
●	January 2026: Closed an underwritten public offering of shares of common stock, pre-funded warrants, Series C Common Warrants and Series D Common Warrants for gross proceeds of approximately $9.3 million, prior to deducting underwriting discounts and commissions and offering expenses and excluding any potential future proceeds from the exercise of warrants.
●	January 2026: Announced positive statistically significant results from the 8-week (extended from four weeks) non-titrated 48 mg MAD cohort of the Phase 1 clinical trial of DA-1726. The results showed robust early weight loss, statistically significant reductions in waist circumference, strong improvements in glucose control, and meaningful reductions in liver stiffness, alongside a favorable safety and tolerability profile.
●	November 2025: Presented positive new data from the Phase 2a clinical trial evaluating vanoglipel as a potential treatment for MASH in a poster presentation at the AASLD The Liver Meeting® 2025. The data highlight vanoglipel's differentiated dual activity across both hepatic and metabolic pathways, demonstrating clinically meaningful improvements in glucose control, liver health, and plasma lipidomic profiles following 16 weeks of treatment.
●	November 2025: Presented new Phase 1 and pre-clinical data on DA-1726 in two poster presentations at ObesityWeek® 2025. The Phase 1 data demonstrated favorable safety and tolerability, a newly characterized pharmacokinetic (PK) profile supporting once-weekly dosing, and meaningful reductions in body weight and waist circumference following four weeks of treatment. Additionally, in a diet-induced obesity (DIO) mouse model, DA-1726 achieved comparable weight loss to pemvidutide with superior lipid-lowering efficacy.

Anticipated Clinical Milestones

●	DA-1726 in Obesity:
o	Dosing of the first patient in the company’s Phase 1 Part 3, 16-week titration studies, evaluating titration to 48 mg in one step and 64 mg via a two-step regimen, is expected in April of 2026.

o	Data readout for these Phase 1 studies is expected in the fourth quarter of 2026.

●	Vanoglipel (DA-1241) in MASH:
o	The Company is currently working to schedule an end-of-Phase 2 meeting with the FDA.

Fourth Quarter Financial and Operating Results

●	Research and Development (R&D) Expenses were approximately $6.8 million for the year ended December 31, 2025, as compared to approximately $21.6 million for the year ended December 31, 2024. The decrease of approximately $14.8 million was primarily attributable to (i) $10.8 million in lower direct R&D expenses related to vanoglipel (DA-1241) product development, (ii) $3.9 million in lower direct R&D expenses related to DA-1726 product development, and (iii) $0.2 million in lower direct other R&D costs. These decreases were partially offset by $0.1 million in higher indirect consulting expenses and a slight increase in indirect employee compensation and benefits. Included in direct R&D costs were expenses totaling $3.4 million and $4.9 million for 2025 and 2024, respectively, related to investigational drug manufacturing, non-clinical and preclinical costs incurred under the Shared Services Agreement with Dong-A ST (related party).

●	General and Administrative (G&A) Expenses were approximately $6.9 million for the year ended December 31, 2025, as compared to approximately $7.3 million for the year ended December 31, 2024. The approximately $0.4 million decrease was primarily attributable to (i) $0.7 million in lower consulting expenditures, (ii) $0.1 million in lower insurance, and (iii) $0.2 million in lower other G&A expenses. These decreases were partially offset by $0.5 million in higher legal and professional fees and $0.1 million in higher employee compensation and benefits.

●	Total Operating Expenses were approximately $13.7 million for the year ended December 31, 2025, compared to approximately $28.8 million for the year ended December 31, 2024. The approximately $15.1 million decrease was primarily attributable to lower R&D expenses and G&A expenses.

●	Total Other Income was approximately $0.7 million for the year ended December 31, 2025, compared to approximately $1.2 million for the year ended December 31, 2024. The approximately $0.5 million decrease was primarily attributable to (i) $0.4 million in lower interest income, net, due to lower cash balances and lower interest rates, and (ii) $0.1 million in lower gain related to the change in fair value of warrant liabilities due to the impact of the Company’s common stock’s volatile stock price during the last few years.

●	Net Loss was $13.0 million, or $7.35 per basic and diluted share, for the year ended December 31, 2025 based on 1,766,026 weighted average shares of common stock outstanding, compared with a net loss of $27.6 million, or $39.13 per basic and diluted share, based on 705,193 weighted average shares of common stock outstanding for the year ended December 31, 2024.

●	Cash and cash equivalents was $10.3 million as of December 31, 2025, compared with $16.0 million as of December 31, 2024. With these funds and proceeds from the January 2026 public offering, the company expects its cash position will be adequate to fund operations into the fourth quarter of 2026.

About MetaVia

MetaVia Inc. is a clinical-stage biotechnology company focused on transforming cardiometabolic diseases. The company is currently developing DA-1726 for the treatment of obesity, and is developing vanoglipel (DA-1241) for the treatment of Metabolic Dysfunction-Associated Steatohepatitis (MASH). DA-1726 is a novel oxyntomodulin (OXM) analogue that functions as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring gut hormone that activates GLP1R and GCGR, thereby decreasing food intake while increasing energy expenditure, thus potentially resulting in superior body weight loss compared to selective GLP1R agonists. In a Phase 1 multiple ascending dose (MAD) trial in obesity, DA-1726 demonstrated best-in-class potential for weight loss, glucose control, and waist reduction. Vanoglipel is a novel G-protein-coupled receptor 119 (GPR119) agonist that promotes the release of key gut peptides GLP-1, GIP, and PYY. In pre-clinical studies, vanoglipel demonstrated a positive effect on liver inflammation, lipid metabolism, weight loss, and glucose metabolism, reducing hepatic steatosis, hepatic inflammation, and liver fibrosis, while also improving glucose control. In a Phase 2a clinical study, vanoglipel demonstrated direct hepatic action in addition to its glucose lowering effects.

For more information, please visit www.metaviatx.com.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes", "expects", "anticipates", "may", "will", "should", "seeks", "approximately", “potential”, "intends", "projects", "plans", "estimates" or the negative of these words or other comparable terminology (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those risks associated with MetaVia's history of net losses, the sufficiency of its existing cash on hand to fund operations and raising additional capital; adverse global economic conditions; MetaVia’s ability to execute on its commercial strategy; the timeline for regulatory submissions; the ability to obtain regulatory approval through the development steps of MetaVia's current and future product candidates; the ability to realize the benefits of the license agreement with Dong-A ST Co. Ltd., including the impact on future financial and operating results of MetaVia; the cooperation of MetaVia's contract manufacturers, clinical study partners and others involved in the development of MetaVia's current and future product candidates; potential negative interactions between MetaVia's product candidates and any other products with which they are combined for treatment; MetaVia's ability to initiate and complete clinical trials on a timely basis; MetaVia's ability to recruit subjects for its clinical trials; whether MetaVia receives results from MetaVia's clinical trials that are consistent with the results of pre-clinical and previous clinical trials; impact of costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; the effects of changes in applicable laws, regulations or Nasdaq listing rules; the effects of changes to MetaVia's stock price; and other risks and uncertainties described in MetaVia's filings with the Securities and Exchange Commission, including MetaVia's most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date when made. MetaVia does not assume any obligation to publicly update or revise any forward-

looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

MetaVia

Marshall H. Woodworth

Chief Financial Officer

+1-857-299-1033

marshall.woodworth@metaviatx.com

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com

- Tables to Follow -

MetaVia Inc.

Consolidated Balance Sheets

(Unaudited - In thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$10,278	$16,017
Prepaid expenses and other current assets	597	55
Total current assets	10,875	16,072
Property and equipment, net	17	34
Right-of-use asset	210	133
Other assets	21	21
Total assets	$11,123	$16,260
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,060	$3,879
Clinical trial accrued liabilities	79	1,696
Accrued expenses and other current liabilities	993	785
Warrant liabilities	136	361
Related party payable	3,312	1,472
Lease liability, short-term	68	78
Total current liabilities	5,648	8,271
Lease liability, long-term	142	58
Total liabilities	5,790	8,329
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized and no shares issued or outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized as of December 31, 2025 and 2024; 2,308,294 and 785,194 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2	1
Additional paid–in capital	154,161	143,787
Accumulated deficit	(148,830)	(135,857)
Total stockholders’ equity	5,333	7,931
Total liabilities and stockholders’ equity	$11,123	$16,260

MetaVia Inc.

Consolidated Statements of Operations

(Unaudited - In thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Operating expenses
Research and development	$6,802	$21,553
General and administrative	6,906	7,256
Total operating expenses	13,708	28,809
Loss from operations	(13,708)	(28,809)
Other income
Gain from change in fair value of warrant liabilities	225	297
Interest income	510	920
Total other income	735	1,217
Loss before income taxes	(12,973)	(27,592)
Provision for income taxes	—	—
Net loss	(12,973)	(27,592)
Loss per share of common stock, basic and diluted	$(7.35)	$(39.13)
Weighted average shares of common stock, basic and diluted	1,766,026	705,193